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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                                  July 11, 2000

             -------------------------------------------------------
                Date of Report (Date of Earliest Event Reported)



                           INTERNATIONAL PAPER COMPANY
             -------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



NEW YORK                      1-3157                     13-0872805
--------------               --------------             ----------------------
(State of                    (Commission                (IRS Employer
Incorporation)               File)                      Identification Number)





                   TWO MANHATTANVILLE ROAD, PURCHASE, NY 10577
             -------------------------------------------------------
                    (Address of Principal executive offices)


                                  914-397-1500
                                 ---------------
                                 (Telephone No.)


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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         N/A

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         N/A

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         N/A

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         N/A

ITEM 5.  OTHER EVENTS

         The Company announced that second-quarter results represented an increase of 25 percent or $.15 per share (or $66 million) compared to first-quarter net earnings of $.60 per share (or $249 million) before special and extraordinary items. Second-quarter 2000 earnings represent more than three times the earnings ($.24 a share, or $99 million, before special and extraordinary items) reported in the comparable quarter a year earlier. Results included the establishment of a $75 million pretax reserve for costs primarily related to facility closures and severance.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

         N/A

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial Statements:

         N/A

         (b)      Pro Forma Financial Information:

         N/A


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         (c)      Exhibits

         (99) Press release dated July 11, 2000 announcing earnings for the second quarter of 2000.

ITEM 8.  CHANGES IN FISCAL YEAR

         N/A




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       INTERNATIONAL PAPER COMPANY
                                       (Registrant)



Date:    July 11, 2000                 /s/ CAROL M. SAMALIN
         Purchase, NY                  ---------------------------------
                                       Carol M. Samalin
                                       Assistant Secretary